

                                  NSAR ITEM 77O

                       VK Strategic Sector Municipal Trust
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING          PURCHASED FROM   AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                  PURCHASED


         1          NY Transit Authority       Paine Webber       2,000,000               0.61                 06/28/99


         4